Exhibit 99.1

[LOGO OF BROOKS AUTOMATION]      Brooks Automation, Inc.     Tel  (978) 262-2400
                                 15 Elizabeth Drive          Fax (978) 262-2500
                                 Chelmsford, MA 01824        www.brooks.com

FINAL
-----

Contact:
Mark Chung
Director of Investor Relations
Brooks Automation, Inc.
Telephone: (978) 262-2459
mark.chung@brooks.com

BROOKS AUTOMATION REPORTS RESULTS FOR Q1 OF FISCAL 2006 ENDED DECEMBER 31, 2005

    Company exceeds guidance for revenues, bookings and earnings; integration of Helix merger proceeding on track

CHELMSFORD, Mass., February 6, 2006 -- Brooks Automation, Inc. (NASDAQ: BRKS), which produces hardware, software and systems to enable manufacturing efficiencies for the semiconductor and other complex manufacturing industries, today announced results for its first quarter of fiscal 2006 ended December 31, 2005.

Revenues for the first quarter of fiscal 2006 were $127.2 million, better than Company guidance of $120 to $125 million. The acquisition of Helix Technology, which was included for 2 months of the quarter, accounted for $30.9 million of revenues, without which revenues were $96.3 million for Brooks, better than the guided range of $90 to $95 million. Bookings during the quarter were $141.3 million. Bookings exclusive of the Helix acquisition increased 22.9 percent sequentially for Brooks, better than the guided range of a 15 to 20 percent increase. Including Helix, overall bookings increased 63.5 percent sequentially.

Net loss from continuing operations for the first quarter of fiscal 2006 on a Generally Accepted Accounting Principles (GAAP) basis was $11.3 million, or $0.17 per share, which included a total of $12.6 million, or $0.19 per share, in certain charges and special items. A majority of the charges were related to the acquisition of Helix, including a $7.0 million charge related to the purchase accounting inventory step-up and $2.1 million for amortization of acquired intangible assets. Additionally, stock option expense related to the adoption of SFAS 123 (R) "Stock Based Compensation" was $1.6 million. The remaining $2.0 million in charges were non-Helix related restructuring and amortization of acquired intangible assets.

Edward C. Grady, president and chief executive officer of Brooks Automation, said "We saw strong improvement in customer demand during the December quarter. The timing couldn't be better for us, as we completed the acquisition of Helix and have positioned the combined company to realize strong leverage in an expected robust investment cycle for the semiconductor industry. I am pleased with the progress of the integration of Helix, resulting from a focused team effort that is enabling a fast and smooth transition across our various organizations. I am particularly pleased with the implementation of Helix's highly-regarded customer support and service model which is already helping to improve our relations with major customers on a global scale."

          Creating Manufacturing Efficiency. Accelerating Your Profit.

PRESS RELEASE

Mr. Grady further commented on the financial performance in the quarter and provided guidance for the March quarter. "The December quarter was a transitional quarter for Brooks, with the consolidation of Helix and a strong positive bookings inflection. We exceeded our guidance and consensus estimates for bookings, revenues and earnings. The pro forma gross margin for the company improved to 36.4 percent. Our balance sheet remains strong with $374 million in cash and equivalents. Looking forward to the March quarter, we expect order rates to continue to be strong. Bookings are expected to be $165 million to $175 million. We expect March quarter revenues to be $152 to $158 million. Net income is expected to be in the range of breakeven to $0.04 per share on a GAAP basis, which includes $0.12 per share in certain charges and special items. We are confident that our strategy of 'sintegrated engineered content' is the right approach for us and our customers, and we are focused on continuing to build our business and create value for our stakeholders. I am pleased with the organization we have built with the combination of the Brooks and Helix teams and to see the progress we are continuing to make in our key served markets."

BUSINESS SEGMENT DATA

The following table (unaudited) summarizes the two reporting segments of Brooks for fiscal Q1.

                                                       Hardware        Software         Total
                                                     -----------     -----------     -----------
THREE MONTHS ENDED DECEMBER 31, 2005:
  Revenues, in thousands                             $   108,495     $    18,680     $   127,175
  Gross margin, in thousands                         $    25,463     $    11,471     $    36,934
  Gross margin, %                                           23.5%(A)        61.4%(B)        29.0%(C)
  Operating margin, in thousands                     $    (6,285)    $    (2,836)    $    (9,121)
  Operating margin, %                                       (5.8)%         (15.2)%          (7.2)%
  Amortization of other acquired intangible assets                                   $       768
  Restructuring charges                                                              $     1,222
  Total loss from continuing operations                                              $   (11,111)

The Q1 results reflect approximately two months of the consolidated results of the former Helix business which are included in the Hardware reporting segment.

Note:
(A) Gross margin for the Hardware segment was 31.5 percent excluding $7.0 million in inventory step-up charge related to the acquisition of Helix, $1.5 million of amortization of completed technology and $0.2 million of FAS 123R expenses;
(B) Gross margin for the Software segment was 64.7 percent excluding $0.6 million of amortization of completed technology and $0.1 million of FAS 123R expenses; and
(C) Gross margin for the total company was 36.4 percent without the aforementioned charges.

       Creating Manufacturing Efficiency. Accelerating Your Profit. Page 2

PRESS RELEASE

DISCUSSION OF NON-GAAP FINANCIALS

The financial results that exclude certain charges and special items are not in accordance with GAAP. Management believes the presentation of non-GAAP financial measures, which exclude the costs associated with acquisitions and other special items, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results, especially to help explain financials subsequent to the acquisition of Helix Technology. The following table is provided to summarize costs that are not included in the non-GAAP discussion.

Charge or item in Q1 2006                              Amount       EPS impact
-------------------------------------------------   ------------   ------------
                                                    ($thousands)
   Acquisition-related inventory write-off          $      6,983   $       0.11
   Stock options expenses                           $      1,563   $       0.02
   Amortization of acquired intangible assets       $      2,836   $       0.04
   Acquisition-related and restructuring charges    $      1,222   $       0.02

   Total (with rounding)                            $     12,604   $       0.19

A detailed reconciliation of the GAAP to the non-GAAP financials is provided with the financial tables.

CONFERENCE CALL AND WEBCAST

Brooks Automation will host a conference call at conference call today at 4:30 p.m. Eastern, February 6, 2006 to discuss the results.

Conference Call Date:   Monday, February 6, 2006
Time:                   4:30 p.m. Eastern

Dial in #:              (719) 457-2698
Passcode:               2004734

A live Webcast of this conference call will be available in the investor relations section of the Brooks Automation web site, http://investor.brooks.com under the title "Brooks Automation First Quarter Fiscal 2006 Earnings Webcast."

An archive of this Webcast will be made available following the conference call, and can be accessed for at least the next twelve months on the section for Webcasts at http://investor.brooks.com under the title "Brooks Automation First Quarter Fiscal 2006 Earnings Webcast." A telephone replay will also be made available following the call at the following number: (719) 457-0820 beginning at 7:00 p.m. Eastern, Monday, February 6, 2006, and available 7 days. The passcode for the replay is 2004734.

       Creating Manufacturing Efficiency. Accelerating Your Profit. Page 3

PRESS RELEASE

ABOUT BROOKS AUTOMATION, INC.

Brooks is a leading worldwide provider of automation solutions and integrated subsystems to the global semiconductor and related industries. The company's advanced offerings in hardware, software and services can help customers improve manufacturing efficiencies, accelerate time-to-market and reduce cost of ownership. Brooks products and global services are used in virtually every semiconductor fab in the world as well as in a number of diverse industries outside of semiconductor manufacturing. For more information, visit http://www.brooks.com.

"SAFE HARBOR" STATEMENT UNDER SECTION 21E OF THE SECURITIES EXCHANGE ACT OF
1934:

Some statements in this release are forward-looking statements made under
Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our bookings, revenues, and profit and loss expectations, our ability to meet customer shipment and delivery requirements, expected restructuring charges and other charges, our future business strategy and market opportunities, level of capital expenditures and bookings expectations in the semiconductor and discrete manufacturing industries, demand for our products, purchasing and manufacturing trends among semiconductor manufacturing OEMs, the benefits of the acquisition of Helix, our ability to integrate successfully the business and personnel of Brooks and Helix and the outlook of the semiconductor and discrete manufacturing industries. Factors that could cause results to differ from our expectations include the following: our dependence on the cyclical semiconductor industry; the possibility of downturns in market demand for electronics; our possible inability to meet increased demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; a decision by semiconductor manufacturing OEMs not to outsource increasing amounts of their manufacturing operations; our ability to continue to effectively implement our flexible manufacturing model and our supply chain consolidation; the highly competitive nature and rapid technological change that characterizes the industries in which we compete; decisions by customers to accelerate delivery under or to cancel or defer orders that previously had been accepted; decisions by customers to reject the products we ship to them; the possibility that we may not be able to fulfill customer orders within a period of time acceptable to them; the acceptance of our software products and services in industries outside of the semiconductor industry; the fact that design-in wins do not necessarily translate to significant revenue; the timing and effectiveness of restructuring, cost-cutting and expense control measures; intense price competition; disputes concerning intellectual property; our ability to successfully integrate Helix's operations and employees; the risk that the cost savings and any other synergies from the Helix acquisition may not be fully realized or may take longer to realize than expected; the risk that possible disruption from the Helix acquisition will make it more difficult to maintain relationships with customers and employees; continuing uncertainties in global political and economic conditions, especially arising out of conflict in the Middle East; and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to Brooks' Annual Report on Form 10-K, current reports on Form 8-k and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

# # #

All trademarks contained herein are the property of their respective owners.

       Creating Manufacturing Efficiency. Accelerating Your Profit. Page 4

                             BROOKS AUTOMATION, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                                  2005           2005
                                                                             -------------   -------------
ASSETS
Cash, cash equivalents and marketable securities                             $     353,193   $     324,023
Accounts receivable, net                                                            92,216          77,555
Inventories                                                                         78,056          48,434
Other current assets                                                                19,102          16,077
                                                                             -------------   -------------
     Total current assets                                                          542,567         466,089

Property, plant and equipment, net                                                  71,657          54,165
Long-term marketable securities                                                     20,784          32,935
Intangible assets, net                                                             427,661          65,922
Other assets                                                                        19,923           4,969
                                                                             -------------   -------------
          Total assets                                                       $   1,082,592   $     624,080
                                                                             =============   =============

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities                                                          $     140,692   $     125,095
Convertible subordinated notes                                                     175,000         175,000
Other long-term liabilities                                                         17,075          13,090
                                                                             -------------   -------------
          Total liabilities                                                        332,767         313,185

Minority interests                                                                     861           1,060

Stockholders' equity                                                               748,964         309,835
                                                                             -------------   -------------
            Total liabilities, minority interests and stockholders' equity   $   1,082,592   $     624,080
                                                                             =============   =============

     Cash, cash equivalents, short-term and long-term marketable securities
        December 31, 2005                                                    $     373,977
        September 30, 2005                                                   $     356,958
        June 30, 2005                                                        $     349,724
        March 31, 2005                                                       $     351,214
        December 31, 2004                                                    $     338,377

                             BROOKS AUTOMATION, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                                                                   THREE MONTHS ENDED
                                                                                       DECEMBER 31,
                                                                             -----------------------------
                                                                                  2005            2004
                                                                             -------------   -------------
Revenues                                                                     $     127,175   $     117,233
Cost of revenues                                                                    90,241          75,814
                                                                             -------------   -------------
Gross profit                                                                        36,934          41,419
                                                                             -------------   -------------
Gross margin                                                                          29.0%           35.3%

Operating expenses:
  Research and development                                                          16,111          15,640
  Selling, general and administrative                                               30,712          20,781
  Restructuring charges                                                              1,222           2,661
                                                                             -------------   -------------
                                                                                    48,045          39,082
                                                                             -------------   -------------
Income (loss) from continuing operations                                           (11,111)          2,337

Interest (income) expense, net                                                      (1,170)            419
Other (income) expense, net                                                            180             221
                                                                             -------------   -------------
Income (loss) from continuing operations before income taxes
 and minority interests                                                            (10,121)          1,697

Income tax provision                                                                 1,347           1,486
                                                                             -------------   -------------

Income (loss) from continuing operations before minority interests                 (11,468)            211

Minority interests in income (loss) of consolidated subsidiary                        (198)            130
                                                                             -------------   -------------
Income (loss) from continuing operations                                           (11,270)             81

Income (loss)  from discontinued operations, net of income taxes                        52            (976)
                                                                             -------------   -------------
Net loss                                                                     $     (11,218)  $        (895)
                                                                             =============   =============

Basic income (loss) per share:
      Continuing operations                                                  $       (0.17)  $        0.00
      Discontinued operations                                                         0.00           (0.02)
                                                                             -------------   -------------
      Basic income (loss) per share                                          $       (0.17)  $       (0.02)
                                                                             =============   =============

Diluted income (loss) per share:
      Continuing operations                                                  $       (0.17)  $        0.00
      Discontinued operations                                                         0.00           (0.02)
                                                                             -------------   -------------
      Diluted income (loss) per share                                        $       (0.17)  $       (0.02)
                                                                             =============   =============

Shares used in computing loss per share:
      Basic                                                                         66,112          44,702
      Diluted                                                                       66,112          44,980

                             BROOKS AUTOMATION, INC.
                       CALCULATION OF PRO FORMA NET INCOME
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 2005
                      (in thousands, except per share data)
                                   (unaudited)

                                                                       U.S. GAAP      ADJUSTMENTS      PRO FORMA
                                                                     -------------   -------------   -------------
Revenues                                                             $     127,175   $           -   $     127,175
Cost of revenues                                                            90,241           9,318 A        80,923
                                                                     -------------   -------------   -------------
Gross profit                                                                36,934          (9,318)         46,252
                                                                     -------------   -------------   -------------
Gross margin                                                                  29.0%                           36.4%

Operating expenses:
  Research and development                                                  16,111             217 B        15,894
  Selling, general and administrative                                       30,712           1,847 C        28,865
  Restructuring charges                                                      1,222           1,222               -
                                                                     -------------   -------------   -------------
                                                                            48,045           3,286          44,759
                                                                     -------------   -------------   -------------

Income (loss) from continuing operations                                   (11,111)        (12,604)          1,493
Interest (income) expense, net                                              (1,170)              -          (1,170)
Other (income) expense, net                                                    180                             180
                                                                     -------------   -------------   -------------
Income (loss) from continuing operations before
 income taxes and minority interests                                       (10,121)        (12,604)          2,483

Income tax provision                                                         1,347               -           1,347
                                                                     -------------   -------------   -------------
Income (loss) from continuing operations before minority interests         (11,468)        (12,604)          1,136

Minority interests in income of consolidated subsidiary                       (198)              -            (198)
                                                                     -------------   -------------   -------------
Income (loss) from continuing operations                                   (11,270)        (12,604)          1,334

Income (loss) from discontinued operations, net of income taxes                 52               -              52
                                                                     -------------   -------------   -------------
Net income (loss)                                                    $     (11,218)  $     (12,604)  $       1,386
                                                                     =============   =============   =============

Basic income (loss) per share from continuing operations             $       (0.17)  $       (0.19)  $        0.02
Basic income (loss) per share from discontinued operations                    0.00               -            0.00
                                                                     -------------   -------------   -------------
Basic income (loss) per share                                        $       (0.17)  $       (0.19)  $        0.02
                                                                     =============   =============   =============

Diluted income (loss) per share from continuing operations           $       (0.17)  $       (0.19)  $        0.02
Diluted income (loss) per share from discontinued operations                  0.00               -            0.00
                                                                     -------------   -------------   -------------
Diluted income (loss) per share                                      $       (0.17)  $       (0.19)  $        0.02
                                                                     =============   =============   =============
Shares used in computing earnings (loss) per share
  Basic                                                                     66,112          66,112          66,112
  Diluted                                                                   66,112          66,112          66,112

Adjustments:

(A)   Write-off of Helix inventory step-up                                                   6,983
      Amortization of completed technology                                                   2,068
      FAS 123R expenses                                                                        267
                                                                                     -------------
                                                                                             9,318
                                                                                     -------------

(B)   FAS 123R expenses                                                                        217

(C)   FAS 123R expenses                                                                      1,079
       Amortization of other acquired intangible assets                                        768
                                                                                     -------------
                                                                                             1,847
                                                                                     -------------